BANK OF AMERICA CORPORATION

THIRD SUPPLEMENTAL INDENTURE

Dated as of November     , 2008

Supplementing the Indenture dated

as of November 8, 2006, as supplemented by the Supplemental Indenture dated

November 8, 2006, as supplemented by

the Second Supplemental Indenture dated July 1, 2008,

between

Countrywide Financial Corporation (formerly Red Oak Merger Corporation)

and

The Bank of New York Mellon (formerly The Bank of New York), as trustee.

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of November     , 2008 (the “Third Supplemental Indenture”), is made by and among BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”), COUNTRYWIDE FINANCIAL CORPORATION (formerly Red Oak Merger Corporation), a Delaware corporation (“Issuer”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York), a New York banking corporation, as trustee (the “Trustee”) under the Indenture referred to herein.

W I T N E S S E T H:

WHEREAS, Issuer and the Trustee are parties to an Indenture dated as of November 8, 2006, as supplemented by the Supplemental Indenture dated as of November 8, 2006, as supplemented by the Second Supplemental Indenture dated July 1, 2008 (the “Indenture”), providing for the issuance of Debt Securities;

WHEREAS, there is outstanding under the terms of the Indenture one or more series of notes as Debt Securities (the “Securities”);

WHEREAS, the Corporation and Issuer entered into a Stock Purchase Agreement dated November     , 2008 (the “Stock Purchase Agreement”), pursuant to which Issuer will sell to the Corporation substantially all of Issuer’s assets (the “Stock Purchase”);

WHEREAS, the Stock Purchase will be consummated on November     , 2008;

WHEREAS, Section 8.1(1) of the Indenture provides that in the case of a conveyance or transfer of substantially all of Issuer’s assets to another corporation, the acquiring corporation shall expressly assume by supplemental indenture all the obligations and covenants under the Securities and the Indenture to be performed and observed by Issuer;

WHEREAS, Section 9.1(1) of the Indenture provides that Issuer, with the authorization of its Board of Directors, and the Trustee may amend the Indenture without notice to or consent of any holders of the Securities to evidence the succession to Issuer of a corporation that has acquired by conveyance or transfer substantially all of Issuer’s assets and the assumption by the acquiring corporation of the obligations and covenants of Issuer under the Indenture;

WHEREAS, Issuer agreed to make guarantee payments and certain other payments set forth in the Guarantee Agreement dated as of November 8, 2006 by and between Issuer and the Trustee for the benefit of the holders of the Securities (the “Guarantee Agreement”);

WHEREAS, Issuer is a party to that certain Replacement Capital Covenant dated as of November 8, 2006 (the “Replacement Capital Covenant”) in favor of and for the benefit of each Covered Debtholder (as such term is defined in the Replacement Capital Covenant), pursuant to which Issuer has agreed to certain covenants and restrictions with regard to the repayment, redemption or purchase of the Securities, as more particular set forth in the Replacement Capital Covenant;

WHEREAS, the Corporation wishes to assume all of Issuer’s responsibilities and obligations under the Indenture, the Replacement Capital Covenant and the Guarantee Agreement;

WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Issuer and the Corporation;

WHEREAS, the Trustee has determined that this Third Supplemental Indenture is satisfactory to it in form; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of these premises, Issuer, the Corporation and the Trustee agree as follows for the equal and ratable benefit of the holders of the Securities:

ARTICLE I

ASSUMPTION BY SUCCESSOR CORPORATION

AND SUPPLEMENTAL PROVISIONS

SECTION 1.1 Assumption of the Securities.

(a) The Corporation hereby represents and warrants that:

(i) it is a corporation organized and existing under the laws of the State of Delaware and is acquiring substantially all of Issuer’s assets pursuant to the Stock Purchase Agreement; and

(ii) the execution, delivery and performance of this Third Supplemental Indenture has been duly authorized by the Board of Directors of the Corporation.

(b) The Corporation hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of Issuer to be performed or observed.

(c) The Corporation is hereby substituted for, and may exercise every right and power of, Issuer under the Indenture, as if the Corporation had been originally named as the issuer.

(d) Issuer is hereby discharged and released from all of its obligations and covenants under the Indenture and the Securities.

SECTION 1.2 Assumption of the Guarantee Agreement.

(a) The Corporation hereby assumes and is substituted for the Issuer under the Guarantee Agreement and agrees to perform all of Issuer’s obligations and responsibilities under the Guarantee Agreement.

(b) The Issuer is hereby discharged and released from all of its obligations and covenants under the Guarantee Agreement.

SECTION 1.3 Assumption of the Replacement Capital Covenant.

(a) The Corporation hereby agrees to perform all of Issuer’s obligations and responsibilities under the Replacement Capital Covenant and is hereby substituted for Issuer for all purposes thereunder.

(b) The Issuer is hereby discharged and released from all of its obligations and covenants under the Replacement Capital Covenant.

SECTION 1.4 Name in Indenture. Effective November     , 2008, the name of Issuer, as the successor corporation under the Indenture, shall be “Bank of America Corporation.”

SECTION 1.5 Name in Guarantee Agreement. Effective November     , 2008, the name of the guarantor, as the successor corporation under the Guarantee Agreement, shall be “Bank of America Corporation.”

SECTION 1.6 Name in Replacement Capital Covenant. Effective November     , 2008, the name of the successor corporation under the Replacement Capital Covenant shall be “Bank of America Corporation.”

SECTION 1.7 Trustee’s Acceptance. The Trustee hereby accepts this Third Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

SECTION 2.1 Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this Third Supplemental Indenture by the Corporation, Issuer, and the Trustee and (ii) the effective time of the Stock Purchase, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.3 Indenture and Supplemental Indenture Construed Together. This Third Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Third Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

SECTION 2.5 Conflict with Trust Indenture Act. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the “TIA”) that is required under the TIA to be part of and govern any provision of this Third Supplemental Indenture, the provision of the TIA shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

SECTION 2.6 Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.7 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

SECTION 2.8 Addresses for Notice, etc., to the Corporation and Trustee. Any notice or demand which by any provisions of this Third Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Corporation may be given in the manner specified in the Indenture to the following address:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-007-07-13

Corporate Treasury Division

Charlotte, North Carolina 28255

Telephone: (980) 387-3776

Facsimile: (980) 387-8794

Attention: B. Kenneth Burton, Jr.

Together with a copy to:

Bank of America Corporation

Legal Department

NC1-002-29-01

101 South Tryon Street

Charlotte, North Carolina 28255

Telephone: (704) 386-4238

Facsimile: (704) 386-1670

Attention: Teresa M. Brenner, Esq.

SECTION 2.9 Headings. The Article and Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 2.10 Benefits of Third Supplemental Indenture, etc. Nothing in this Third Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Securities.

SECTION 2.11 Certain Duties and Responsibilities of the Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

SECTION 2.12 Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.13 Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in said State.

SECTION 2.14 Trustee Not Responsible for Recitals. The recitals contained herein (other than the eleventh recital) shall be taken as the statements of the Corporation or the Issuer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

THE CORPORATION:

Bank of America Corporation

By:
B. Kenneth Burton, Jr.
Senior Vice President

Third Supplemental Indenture

Signature Page 1 of 3

ISSUER:

Countrywide Financial Corporation

By:
Anne D. McCallion
Chief Financial Officer

Third Supplemental Indenture

Signature Page 2 of 3

THE TRUSTEE:

The Bank Of New York Mellon

By:
Rafael E. Miranda
Vice President

Third Supplemental Indenture

Signature Page 3 of 3